WAIVER AND FIRST AMENDMENT dated as of April 30, 1999 to the Mortgage made and entered into as of October 27, 1994 (the "Agreement"), from Hirsch International Corp. (the "Mortgagor"), a corporation organized and existing under the laws of the State of Delaware, and The Chase Manhattan Bank, formerly known as Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York (the "Bank).

WHEREAS, the Mortgagor wishes to amend and waive certain provisions of the Agreement with respect to certain reporting requirements;

WHEREAS, the Bank has consented to amend and waive certain provisions of the Agreement to reflect the changes herein set forth;

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

     1. Waiver of Section 22 Events of Default (u) Compliance with Section 22(u) of the Agreement is hereby waived to permit the Debt Service Coverage Ratio to be less than the required 1.25 to 1.00 at January 31, 1999 (0.40) to 1.00.

     2. Amendment to Section 22 Events of Default (u) Section 22 (u) is hereby amended as follows: The Debt Service Coverage Ratio of the mortgagor shall be not less than (0.50) to 1.00 at April 30, 1999, July 31, 1999, and October 31, 1999 and 1.25 to 1.00 at January 31, 2000 and thereafter.

     This Waiver and First Amendment shall be construed and enforced in accordance with the laws of the State of New York.

     Except as expressly amended or consented to hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof. The Waiver and First Amendment herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any default which may occur or may have occurred under the Agreement.

     Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

     The Mortgagor hereby represents and warrants that, after giving effect to this Waiver and First Amendment, no Event of Default or Default exists under the Agreement or any related documents.

     This Waiver and First Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Bank.

     IN WITNESS WHEREOF, the Mortgagor and the Bank have caused the Waiver and First Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                          Hirsch International Corp.


                                               By:



(Seal)

ATTEST:


Secretary


     Accepted this day of , 1999 by The Chase Manhattan Bank, formerly Chemical Bank


By:
Title:  Vice President